 Investor InformationAs of June 30, 2015

 *  Forward-Looking Statements  This presentation contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits.These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; estimates of our risks and future costs and benefits.competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;adverse changes in the securities markets; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in our organization, compensation and benefit plans;our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans;possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises;the level of future deposit premium assessments;the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities;changes in the financial performance and/or condition of our borrowers; andthe effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

 An Overview of Oritani  *  Oritani Bank is a New Jersey-chartered savings bank headquartered in the Township of Washington, New Jersey, with a longstanding history of community banking since 1911Focuses on organic growth of loan portfolio through commercial real estate and multifamily loan originationsGross loans have increased from $1.5 billion on June 30, 2010 to $2.8 billion as of June 30, 2015Operates 25 branches in demographically attractive Northern New JerseyOne of the largest community banking institutions in Northern New JerseyOritani ranks 8th in deposit market share in Bergen County with 17 branches; ranks 2nd among New Jersey based institutionsConverted to MHC structure on January 24th, 2007, raising $122 million of gross proceedsCompleted second-step conversion transaction on June 24th, 2010 raising $414 million of gross proceeds; experienced strong organic growth thereafter  Source: SNL Financial. Deposit information as of June 30, 2014New Jersey Franchise demographic information weighted by deposits by county
 An Overview of Oritani  3  Oritani Bank is a New Jersey-chartered savings bank headquartered in the Township of Washington, New Jersey, with a longstanding history of community banking since 1911Focuses on organic growth of loan portfolio through commercial real estate and multifamily loan originationsGross loans have increased from $1.5 billion on June 30, 2010 to $2.8 billion as of June 30, 2015Operates 25 branches in demographically attractive Northern New JerseyOne of the largest community banking institutions in Northern New JerseyOritani ranks 8th in deposit market share in Bergen County with 17 branches; ranks 2nd among New Jersey based institutionsConverted to MHC structure on January 24th, 2007, raising $122 million of gross proceedsCompleted second-step conversion transaction on June 24th, 2010 raising $414 million of gross proceeds; experienced strong organic growth thereafter  Source: SNL Financial. Deposit information as of June 30, 2014New Jersey Franchise demographic information weighted by deposits by county

 An Overview of Oritani  3  Oritani Bank is a New Jersey-chartered savings bank headquartered in the Township of Washington, New Jersey, with a longstanding history of community banking since 1911Focuses on organic growth of loan portfolio through commercial real estate and multifamily loan originationsGross loans have increased from $1.5 billion on June 30, 2010 to $2.8 billion as of June 30, 2015Operates 25 branches in demographically attractive Northern New JerseyOne of the largest community banking institutions in Northern New JerseyOritani ranks 8th in deposit market share in Bergen County with 17 branches; ranks 2nd among New Jersey based institutionsConverted to MHC structure on January 24th, 2007, raising $122 million of gross proceedsCompleted second-step conversion transaction on June 24th, 2010 raising $414 million of gross proceeds; experienced strong organic growth thereafter  Source: SNL Financial. Deposit information as of June 30, 2014New Jersey Franchise demographic information weighted by deposits by county

 An Overview of Oritani (Con’t)  *  Note: Stockholder information based on a closing stock price of $15.36 on 07/24/2015

 Financial Highlights  *  * Includes the impact of special dividends of $0.25 paid in December 2014 and $0.25 paid in December 2013; based on average stock price for each respective period** Includes the impact of special dividends of $0.25 paid in December 2014 and December 2013; based on average stock price for each respective period.  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

Financial Highlights - Trends

- Balance sheet strategies have had a significant positive impact on earnings
- Improved overall credit quality and decreasing provision for loan losses
- Strong profitability driven by one of the lowest efficiency ratios in the country
- Operating at one of the highest ROAs in the country
- Strategic sales of real estate investments and joint ventures
- Strong deposit growth
- Special dividends enhanced robust dividend yield
- Active repurchase authorization

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Strong Asset Growth Trajectory  *  Oritani continues to execute its strategic plan of organic growth primarily through loan originations Strong and steady results through a challenging environment   Dollars in thousands  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year  13.8% CAGR

 Double Digit Loan Growth  *  Oritani’s focus on commercial real estate and multifamily loans has been a source of strength  Dollars in thousands  17.3% CAGR  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Loan Geography  *  Oritani’s loan portfolio is concentrated in New Jersey and New York, and primarily within a 150 mile radius from our headquarters in Bergen County  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Disciplined Underwriting Culture  *  Oritani has maintained disciplined underwriting standards and a proactive approach to problem assets which have resulted in pristine asset quality, a reduced level of problem assets, and a significantly decreased loan loss provision  Dollars in thousands  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Continued Focus on Deposit Growth  *  Oritani’s deposit gathering efforts, particularly for core deposits, have resulted in improved funding costs for the Company and significant increases in core depositsCompounded annual growth rate of 20.1% for core deposits and 13.8% for total deposits since 2007  Dollars in thousands  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Net Interest Margin Contributes to Strong Net Interest Income  *  Despite operating in an environment that places significant pressure on spread and margin, Oritani’s margin has been strong and has significantly contributed to profitability. Both Oritani and its peers have experienced margin decline recently. Oritani has been able to largely offset this decline through growth of interest-earning assets.   Financial data is presented for Oritani’s Fiscal Year Ended June 30. Peer group detailed on page 20  Dollars in thousands

 Loan Originations by Reprice / Maturity Date  *  Oritani has remained disciplined in this period of contracting margins and has been unwilling to underwrite loans with undue interest rate risk

 Robust Profitability In Volatile Environment  *  Net Income Trends Since 2nd Step Conversion (Dollars in thousands except per share amounts)  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year

 Comparison of ROAA Results to Peers  *  ROAA Trends Since 2nd Step Conversion  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. Peer group is detailed on page 20

 Continued Focus on Cost Control  *  Oritani has been keenly focused on controlling costs while growing top line revenues  *Excludes non-recurring expense associated with the accelerated vesting of stock awards and options triggered by the second step transaction and income from problem loan dispositions. Including these items, the actual efficiency ratio was 62.5%  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year. Peer group is detailed on page 20

 Dividend Yield  *  Oritani has provided shareholders with a significantly higher dividend yield than its peers  Source: SNL Financial. Peer group is detailed on page 20. Peer average excludes special dividendsBased on average stock price for each respective quarter  2.5%  4.6%  6.3%

 Shareholder Friendly Capital Management  *  Oritani strives to balance its strategy of deploying excess capital in a shareholder friendly manner while also maintaining healthy capital levelsJune 22, 2011: Announced share repurchase program for 10% of outstanding sharesSeptember 14, 2011: Announced second share repurchase for another 10% of outstanding sharesNovember 14, 2011: Announced third share repurchase program for 5% of outstanding shares, with 579,959 shares yet to be repurchased as of November 14, 2014November 20, 2012: Declared special dividend of $0.40 per shareApril 25, 2013: Increased quarterly dividend to $0.175 per shareNovember 26, 2013: Declared special dividend of $0.25 per shareNovember 25, 2014: Declared special dividend of $0.25 per shareMarch 4, 2015: Announced fourth share repurchase program for 5% of outstanding shares  Financial data is presented for Oritani’s Fiscal Year Ended June 30 for each respective year  * Includes special dividends** Capital ratios estimated at 6/30/2015 (Note: Final amount's may change slightly)

 QUESTIONS & ANSWERS

 Appendix: Oritani Peer Data  *  Source: SNL Financial as of the most recent reported quarter